Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-25900) pertaining to the Cano Health, Inc. 2021 Stock Option and Incentive Plan and the Cano Health, Inc. 2021 Employee Stock Purchase Plan of our report dated March 14, 2022, with respect to the consolidated financial statements of Cano Health, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young, LLP

Miami, Florida
March 14, 2022